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                                                                      Exhibit 10

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 57 to the Registration Statement on Form N-4 (Registration Nos. 002-32783 and 811-3240) of our report dated February 12, 2003 relating to the consolidated financial statements of The Variable Annuity Life Insurance Company and our report dated April 11, 2003 relating to the financial statements of The Variable Annuity Life Insurance Company Separate Account A, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
April 30, 2003